SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 11, 2014

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01                        Regulation FD Disclosure.

On April 10, 2014, Dynegy Inc. (“Dynegy”) issued a press release announcing that Dynegy will host an analyst meeting on Friday, April 11, 2014. Robert C. Flexon, Dynegy’s President and Chief Executive Officer, and members of Dynegy’s management team will discuss Dynegy’s long-term strategy and key drivers of future earnings. The investor presentation will be webcast live beginning at 8:00 a.m. ET on Friday, April 11, 2014. The presentation slides for use in conjunction with the analyst meeting are being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

The listen-only webcast can be accessed, along with the presentation materials, via the “Investor Relations” section of Dynegy’s website at www.dynegy.com. For persons unable to listen to the live webcast, the call will be archived and available for replay on Dynegy’s website for a one-month period.

The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein. Certain of the slides also contain non-GAAP financial information. Reconciliations of these measures to the most directly comparable GAAP financial measures, to the extent available without unreasonable effort, are contained in the presentation slides. To the extent required, statements disclosing the definitions, utility and purposes of these measures are set forth in Dynegy’s Current Report on Form 8-K filed with the SEC on February 27, 2014.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the presentation slides furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Document

99.1	Analyst Presentation Slides dated April 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: April 11, 2014	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Analyst Presentation Slides dated April 11, 2014